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Exhibit 10.6

LOAN AGREEMENT

        This Agreement dated as of October 30, 2002, is between Bank of America, N.A. (the "Bank") and Stephen A. Wynn (the "Borrower").

        1. LINE OF CREDIT AMOUNT AND TERMS

          1.1 Line of Credit Amount.

            (a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Eighty-Five Million Dollars ($85,000,000).

            (b) This is a revolving line of credit providing for cash advances. During the availability period, the Borrower may repay principal amounts and reborrow them.

            (c) The Borrower agrees not to permit the outstanding principal balance of advances under the line of credit to exceed the limitations specified in paragraph 1.3 below.

          1.2 Availability Period. The line of credit is available between the date of this Agreement and October 30, 2004, or such earlier date as the availability may terminate as provided in this Agreement (the "Expiration Date").

          1.3 Borrowing Base.

            (a) Collateral. The Borrower's obligations to the Bank will be secured by the collateral acceptable to the Bank ("Eligible Collateral") that is more particularly described on Exhibit A to this Agreement and the Borrower's interest under that lease dated September 18, 2002 between the Borrower and Wynn Resorts Holdings, LLC (the "Art Lease").

            (b) Advance Rate. The Bank will not make any extension of credit if, as a result, the Outstanding Balance would exceed the Borrowing Base.

            (c) Borrowing Base. The "Borrowing Base" is the sum of the amounts determined by multiplying the Collateral Value by forty percent (40%) for each type of Eligible Collateral pledged to the Bank.

            (d) Outstanding Balance. The "Outstanding Balance" means the principal balance outstanding from time to time under this Agreement, including the undrawn and the drawn.

            (e) The "Collateral Value" of Eligible Collateral shall be the fair market value as determined from time to time by the Bank in its sole discretion.

            (f) The Borrower may not sell, trade, or withdraw any part of the collateral without the prior approval of the Bank.

          1.4 Interest Rate.

            (a) The interest rate is a rate per year equal to the Wall Street Journal LIBOR Daily Floating Rate plus 1.65 percentage points.

            (b) The Wall Street Journal LIBOR Daily Floating Rate is a fluctuating rate of interest equal to the one month, two month or three month London interbank offered rate as published in the "Money Rates" section of The Wall Street Journal (or, if such source is not available, such alternate source as determined by the Bank), as adjusted from time to time in the Bank's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. Any change in the rate will take effect on the effective date as indicated in The Wall Street Journal. Interest will accrue on any non-banking day at the rate in effect on the immediately preceding banking day. The Borrower shall irrevocably notify the Bank of the interest period selected at least one banking day prior to expiration of the then expiring interest period. In the event the Borrower fails to make such election, the interest rate under this Agreement shall be the one month Wall Street Journal LIBOR Daily Floating Rate. All amounts outstanding under this Agreement shall bear interest at the same rate of interest. Any interest period shall expire no later than the Expiration Date.

          1.5 Repayment Terms.

            (a) The Borrower will pay interest on November 5, 2002 and then the fifth (5th) day of each month thereafter until payment in full of any principal outstanding under this line of credit.

            (b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

        3. FEES AND EXPENSES

          3.1 Fees.

            (a) Non-utilization fee. The Borrower agrees to pay a quarterly non-utilization fee in an amount equal to .25% (one-quarter of one percent) of the lesser of (i) $35,000,000 and (ii) the difference between the Commitment and the outstanding principal balance under this Agreement as of the date such fee is payable. This fee shall be payable on the fifth day of January, April, June and October in each year, commencing on January 5, 2003.

            (b) Waiver Fee. If the Bank, at its discretion, agrees to waive or amend any terms of this Agreement, the Borrower will, at the Bank's option, pay the Bank a fee for each waiver or amendment in an amount advised by the Bank at the time the Borrower requests the waiver or amendment. Nothing in this paragraph shall imply that the Bank is obligated to agree to any waiver or amendment requested by the Borrower. The Bank may impose additional requirements as a condition to any waiver or amendment.

            (c) Late Fee. To the extent permitted by law, the Borrower agrees to pay a late fee in an amount equal to four percent (4%) of any payment that is more than fifteen (15) days late. The imposition and payment of a late fee shall not constitute a waiver of the Bank's rights with respect to the default.

          3.2 Expenses. The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees and documentation fees.

          3.3 Reimbursement Costs.

            (a) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

            (b) The Borrower agrees to reimburse the Bank for the cost of periodic audits and appraisals of the personal property collateral securing this Agreement, at such intervals as the Bank may reasonably require but no more frequently than once in any 1 year period following the date of this Agreement. The audits and appraisals may be performed by employees of the Bank or by independent appraisers acceptable to the Bank.

        4. COLLATERAL

        The Borrower's obligations to the Bank under this Agreement will be secured by personal property consisting of various pieces of fine art the Borrower now owns or will own in the future and the Borrower's interest under the Art Lease. The Eligible Collateral is further defined in security agreement(s) executed by the Borrower, which, as of the date of this Agreement includes the personal property listed on Exhibit A to this Agreement.

        5. DISBURSEMENTS, PAYMENTS AND COSTS

          5.1 Requests for Credit; Equal Access by all Borrowers. If two or more Borrowers sign this Agreement, any Borrower (or a person or persons authorized in writing by any one of the Borrowers), acting alone, can borrow up to the full amount of credit provided under this Agreement. Each Borrower will be liable for all extensions of credit made under this Agreement to any other Borrower. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

          5.2 Disbursements and Payments.

            (a) Each payment by the Borrower will be made at the Bank's banking center (or other location) selected by the Bank from time to time; and will be made in immediately available funds, or such other type of funds selected by the Bank.

            (b) Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

          5.3 Telephone and Telefax Authorization.

            (a) The Bank may honor telephone or telefax instructions for advances or repayments or for the designation of optional interest rates given, or purported to be given, by any one of the individual signer(s) of this Agreement or a person or persons authorized in writing by any one of the signer(s) of this Agreement.

            (b) Advances will be deposited in such of the Borrower's accounts with the Bank as designated in writing by the Borrower or as otherwise designated by Borrower.

            (c) The Borrower will indemnify and hold the Bank harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions the Bank reasonably believes are made by any individual authorized by the Borrower to give such instructions. This paragraph will survive this Agreement's termination, and will benefit the Bank and its officers, employees, and agents.

          5.4 Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Bank's lending office is located, and, if such day relates to amounts bearing interest at an offshore rate (if any), means any such day on which dealings in dollar deposits are conducted among banks in the offshore dollar interbank market. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

          5.5 Taxes.

            (a) If any payments to the Bank under this Agreement are made from outside the United States, the Borrower will not deduct any foreign taxes from any payments it makes to the Bank. If any such taxes are imposed on any payments made by the Borrower (including payments under this paragraph), the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date.

            (b) Payments made by the Borrower to the Bank will be made without deduction of United States withholding or similar taxes. If the Borrower is required to pay U.S. withholding taxes, the Borrower will pay such taxes in addition to the amounts due to the Bank under this Agreement. If the Borrower fails to make such tax payments when due, the Borrower indemnifies the Bank against any liability for such taxes, as well as for any related interest, expenses, additions to tax, or penalties asserted against or suffered by the Bank with respect to such taxes.

          5.6 Additional Costs. The Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

            (a) any reserve or deposit requirements; and

            (b) any capital requirements relating to the Bank's assets and commitments for credit.

          5.7 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

          5.8 Default Rate. Upon the occurrence of any default under this Agreement, principal amounts outstanding under this Agreement will at the option of the Bank bear interest at the Bank's Prime Rate plus one (1) percentage point. This will not constitute a waiver of any default. The Prime Rate is the rate of interest publicly announced from time to time by the Bank as its Prime Rate. The Prime Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Prime Rate.

        6. CONDITIONS

        The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this Agreement:

          6.1 Security Agreements. Signed original security agreements and assignments which the Bank requires.

          6.2 Perfection and Evidence of Priority. Financing statements (and any collateral in which the Bank requires a possessory security interest), together with evidence that the security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

          6.3 Landlord's Waiver. For any personal property collateral located on real property which is subject to a mortgage or deed of trust or which is not owned by the Borrower, a Consent to Removal from the owner of the real property and the holder of any mortgage or deed of trust.

          6.4 Insurance. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

          6.5 Payment of Fees. Payment of all accrued and unpaid expenses incurred by the Bank as required by the paragraph entitled "Reimbursement Costs."

          6.6 Form FRU-1. Execution and delivery by the Borrower to the Bank of Form FRU-1.

          6.7 Liquidity. Evidence of the Borrower's unencumbered Liquid Assets, as hereinafter defined, equal to at least Twenty Six Million Dollars ($26,000,000).

          6.8 Other Required Documentation:

            (a) An appraisal of the Eligible Collateral, in form, substance and performed by appraiser(s) acceptable to Bank in Bank's discretion.

            (b) Evidence that the Borrower owns the Eligible Collateral and that the Eligible Collateral is authentic, including bills of sale, certificates of authenticity or attribution and provenances.

            (c) Evidence that all of the Eligible Collateral is stored either at [*MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT] or at The Wynn Collection of Fine Art, 3145 South Las Vegas Boulevard, Las Vegas, Nevada and that the mode and manner of storage provides adequate protection against theft and damage.

          6.9 Other Items. Any other items that the Bank reasonably requires.

        7. REPRESENTATIONS AND WARRANTIES

        When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request:

          7.1 Authorization. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

          7.2 Enforceable Agreement. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

          7.3 No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

          7.4 Financial Information. All financial and other information that has been or will be supplied to the Bank is sufficiently complete to give the Bank accurate knowledge of the Borrower's financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to the Bank, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower.

          7.5 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

          7.6 Collateral. All collateral required in this Agreement is owned by the grantors of the security interest free of any title defects or any liens or interests of others, except that the Eligible Collateral is subject to the Art Lease.

          7.7 Permits, Franchises. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

          7.8 Other Obligations. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

          7.9 Income Tax Matters. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year.

          7.10 No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

          7.11 Insurance. The Borrower has obtained, and maintained in effect, the insurance coverage required in the "Covenants" section of this Agreement.

          7.12 Location of Borrower. The Borrower is located at [*MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT]. For the purposes of this paragraph, the Borrower's location [*MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT].

          7.13 Use of Eligible Collateral. The Borrower has used and intends to use the Eligible Collateral primarily for business purposes, and in particular holds such collateral primarily for sale or lease.

          7.14 Location of Eligible Collateral. The Eligible Collateral is entirely located and stored at [*MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT] or at The Wynn Collection of Fine Art, 3145 South Las Vegas Boulevard, Las Vegas, Nevada, and at no other place.

          7.15 Security and Storage. The Eligible Collateral is stored and secured so as to limit, to the extent reasonably possible in light of the value of the Eligible Collateral, the risk of damage from the elements, theft and damage from fire or other casualty.

          7.16 Date Eligible Collateral Created. No piece of the Eligible Collateral was created after June 1, 1991.

        8. COVENANTS

        The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

          8.1 Use of Proceeds. To use the proceeds of the credit only for acquisition of shares of Wynn Resorts, Limited in a public offering and for working capital for business purposes only.

          8.2 Financial Information. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time:

            (a) By no later than sixty (60) days of each calendar year, the Borrower's annual financial statements. These financial statements must be prepared in accordance with generally accepted accounting principals.

            (b) Copies of the Borrower's federal income tax return (with all forms K-1 attached), within 10 days of filing, together with a statement of any contributions made by the Borrower to any subchapter S corporation or trust, and, if requested by the Bank, copies of any extensions of the filing date.

            (c) Within 10 days after each calendar quarter, a compliance certificate signed by the Borrower setting forth (i) the information and computations (in sufficient detail) to establish that the Borrower is in compliance with all financial covenants at the end of each calendar quarter and (ii) whether there existed as of the date of such compliance certificate and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto.

            (d) Promptly upon request, such additional information regarding the Borrower, any guarantor or any other Obligor as the Bank may request from time to time.

          8.3 To maintain unencumbered Liquid Assets equal to at least Twenty Six Million Dollars ($26,000,000).

        "Liquid Assets" means the following assets of the Borrower (excluding assets of any retirement plan established pursuant to the provisions of Sections 401(a) and 501(a) of the Internal Revenue Code, any individual retirement account or annuity, simplified employee pension plan or SIMPLE plan established pursuant to the provisions of Section 408 of the Internal Revenue Code, or any other retirement plan or arrangement established pursuant to any other federal or state statute) which may be converted to cash by sale or other means within five (5) days:

            (a) Cash;

            (b) Demand deposits or interest-bearing time and eurodollar deposits, certificates of deposit or similar banking arrangements held in the United States where either (i) such deposits or other arrangements are held with banks or other financial institutions which have capital and surplus of not less than One Hundred Million Dollars ($100,000,000) or (ii) such deposits are fully FDIC-insured;

            (c) Direct obligations of the United States of America in the form of United States Treasury obligations or any governmental agency or instrumentality whose obligations constitute full faith and credit obligations of the United States of America and which are regularly traded on a public market or exchange;

            (d) Commercial paper rated P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Corporation, a division of McGraw Hill, Inc.;

            (e) Bonds and other fixed income instruments (including tax-exempt bonds) from companies or public entities rated investment grade by one of the rating agencies described in (d), and mutual funds that invest substantially all of their assets in such bonds and other fixed income instruments, either owned directly or managed by (i) any nationally recognized investment advisor or (ii) any investment advisor which has assets under management in excess of Two Hundred Fifty Million Dollars ($250,000,000);

            (f) Eligible Stocks, either owned directly or managed by (i) any nationally recognized investment advisor or (ii) any investment advisor which has assets under management in excess of Two Hundred Fifty Million Dollars ($250,000,000); and

            (g) Mutual funds or money market funds that invest substantially all of their assets in instruments described above in (a), (b), (c), (d), (e) and/or (f) of this section and which are quoted in either the Wall Street Journal or Barron's.

        Within 10 days of the end of each calendar quarter, the Borrower shall provide to the Bank copies of statements from depository institutions or brokerage firms, or other evidence acceptable to the Bank of the Borrower's Liquid Assets; together with a compliance certificate substantially in the form of Exhibit B, in form and content satisfactory to the Bank, and certified in writing as true and correct.

        "Eligible Stocks" shall include any common or preferred stock which is traded on a U.S. national stock exchange or included in the National Market tier of NASDAQ and which (i) is issued by a company with a market capitalization, as of the close of the most recent trading day, of at least One Billion Dollars ($1,000,000,000), (ii) has, as of the close of the most recent trading day, a per share price of at least Fifteen Dollars ($15), and (iii) is not subject to any restriction or limitation by applicable laws or agreements governing the sale, transfer or other disposition thereof in the public market.

          8.4 Location of Collateral. To provide the Bank within ten days of the end of each calendar quarter an inventory of the tangible collateral subject to this Agreement and its location(s).

          8.5 Other Debts. Not to have outstanding or incur any direct or contingent liabilities (other than those to the Bank), or become liable for the liabilities of others, without the Bank's written consent. This does not prohibit:

            (a) Endorsing negotiable instruments received in the usual course of business.

            (b) Liabilities in existence on the date of this Agreement disclosed in writing to the Bank in the Borrower's financial statement dated September 10, 2002.

            (c) Additional debts, credit commitments and lease obligations for up to a maximum in the aggregate of Five Million Dollars ($5,000,000) outstanding at any one time.

            (d) Additional debts arising from the refinance of existing real property owned by the Borrower.

            (e) Indebtedness incurred pursuant to the Buy-Sell Agreement by and among Stephen A. Wynn, Kazuo Okada, Aruze USA, a Nevada corporation, and Aruze Corp., a Japanese corporation, dated as of June 13, 2002.

          8.6 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

            (a) Liens and security interests in favor of the Bank.

            (b) Liens for taxes not yet due.

            (c) Liens outstanding on the date of this Agreement disclosed to the Bank in the Borrower's financial statement dated September 10, 2002.

            (d) Additional purchase money security interests in personal property fixed assets or real property acquired after the date of this Agreement which secure indebtedness permitted by the preceding paragraph.

            (e) Liens on real property securing debts arising from the refinance of that real property, to the extent permitted by the preceding paragraph.

            (f) Additional liens against personal assets of the Borrower which secure consumer purpose indebtedness permitted by the preceding paragraph.

          8.7 Notices to Bank. To promptly notify the Bank in writing of:

            (a) any lawsuit over One Million Dollars ($1,000,000) against the Borrower or any of the Borrower's property or business.

            (b) any substantial dispute between the Borrower and any government authority, or which may affect the Borrower's property or business.

            (c) any event of default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an event of default.

            (d) any material adverse change in the Borrower's (or any guarantor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

            (e) any change in the Borrower's name or address.

            (f) any actual contingent liabilities of the Borrower (or any guarantor), and any such contingent liabilities which are reasonably foreseeable.

          8.8 Inspections and Appraisals. To allow the Bank and its agents to inspect and appraise any of the collateral securing this Agreement and examine, audit and make copies of books and records concerning the collateral at any reasonable time. If any of the collateral, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections, appraisals or audits. Without limiting the foregoing, the Borrower, at Borrower's expense shall cause the collateral subject to the Agreement to be re-appraised annually, by an appraiser satisfactory to the Bank.

          8.9 Compliance with Laws. To comply with the laws, regulations, and orders of any government body with authority over the Borrower's business.

          8.10 Maintenance of Properties. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

          8.11 Perfection of Liens. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

          8.12 Cooperation. To take any action reasonably requested by the Bank to carry out the intent of this Agreement.

          8.13 Insurance.

            (a) Insurance Covering Collateral. To maintain a fine art insurance policy for the Eligible Collateral for no less than one hundred thirty percent (130%) of the Commitment with an insurer acceptable to the Bank, and with the Bank named a "mortgagee".

            (b) General Business Insurance. To maintain insurance satisfactory to the Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business.

            (c) Evidence of Insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

          8.14 Additional Negative Covenants. Not to, without the Bank's written consent:

            (a) engage in any business activities substantially different from the Borrower's present business.

            (b) change the Borrower's primary use of the Eligible Collateral from the primary use specified in paragraph 7.13 above.

            (c) move or transport the Eligible Collateral from the location specified in paragraph 7.14 above, including exhibition of the Eligible Collateral and the release of the Eligible Collateral on consignment.

            (d) sell any of the Eligible Collateral or substitute any additional collateral for Eligible Collateral.

          8.15 No Consumer Purpose. Not to use this loan for personal, family, or household purposes. The Bank may provide the Borrower (or any guarantor) with certain disclosures intended for loans made for personal, family, or household purposes. The fact that the Bank elects to make such disclosures shall not be deemed a determination by the Bank that the loan will be used for such purposes.

          8.16 Bank as Principal Depository. To maintain the Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

          8.17 Delivery of Possession. If legally necessary in order to perfect and maintain the Bank's first-priority lien and security interest, the Borrower will, after request by the Bank, assemble and deliver possession of the Eligible Collateral to the Bank in such manner as the Bank shall require.

          8.18 Subordination of Art Lease. On or before December 12, 2002, one of the following conditions shall have been satisfied:

            (A) the execution and delivery by Wynn Resorts Holdings, LLC of a lease estoppel and subordination agreement in the form of Exhibit C attached hereto; or

            (B) the Borrower shall have caused the release from the Art Lease of Eligible Collateral with a Collateral Value of at least $212,500,000.00 and thereafter shall not re-lease or sell such Eligible Collateral; or

            (C) the Bank is otherwise satisfied, in its sole and absolute judgment and discretion, that the Art Lease has been terminated or modified to the Bank's satisfaction such that the collateral for the Borrower's obligations to the Bank is not subject to the Art Lease.

        9. DEFAULT

          If any of the following events occurs, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

          9.1 Failure to Pay. The Borrower fails to make a payment under this Agreement within 10 days after the date when due.

          9.2 Compliance with Conditions. The Borrower fails to comply with the provisions of Section 8.18 hereof on or before December 12, 2002.

          9.3 Lien Priority. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).

          9.4 False Information. The Borrower or any guarantor or any party pledging collateral to the Bank (each an "Obligor") has given the Bank false or misleading information or representations.

          9.5 Death. The Borrower dies or becomes legally incompetent.

          9.6 Bankruptcy. The Borrower (or any Obligor) files a bankruptcy petition, a bankruptcy petition is filed against the Borrower (or any Obligor) or the Borrower (or any Obligor) makes a general assignment for the benefit of creditors. The default will be deemed cured if any bankruptcy petition filed against the Borrower (or any Obligor) is dismissed within a period of 45 days after the filing; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period; and provided further that such cure opportunity will be terminated upon the entry of an order for relief in any bankruptcy case arising from such a petition.

          9.7 Receivers. A receiver or similar official is appointed for a substantial portion of the Borrower's (or any Obligor's) business, or the business is terminated.

          9.8 Lawsuits. Any lawsuit or lawsuits are filed against the Borrower (or any Obligor) in an aggregate amount of One Million Dollars ($1,000,000) or more.

          9.9 Judgments. Any judgments or arbitration awards are entered against the Borrower (or any Obligor), or the Borrower (or any Obligor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of One Million Dollars ($1,000,000) or more.

          9.10 Government Action. Any government authority takes action that the Bank believes materially adversely affects the Borrower's (or any Obligor's) financial condition or ability to repay.

          9.11 Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in the Borrower's (or any Obligor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit; or the Bank determines that it is insecure for any other reason.

          9.12 Cross-default. Any default occurs under any agreement in connection with any credit the Borrower (or any Obligor) has obtained from anyone else or which the Borrower (or any Obligor) has guaranteed if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation.

          9.13 Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect, or any guarantor purports to revoke or disavow the guaranty.

          9.14 Other Bank Agreements. The Borrower (or any Obligor) fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower (or any Obligor) has with the Bank or any affiliate of the Bank. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an event of default under this Agreement for a period of thirty (30) days after the date on which the Bank gives written notice of the breach to the Borrower; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

          9.15 Use of Proceeds. The Borrower does not utilize or invest the proceeds of any extension of credit made under this Agreement for the purposes described by the Borrower to the Bank.

          9.16 Other Breach Under Agreement. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by the Borrower to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an event of default under this Agreement for a period of thirty (30) days after the date on which the Bank gives written notice of the breach to the Borrower; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

        10. ENFORCING THIS AGREEMENT; MISCELLANEOUS

          10.1 Financial Computations. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made in accordance with accounting principles applied consistently with those applied in the preparation of the Borrower's financial statements dated September 10, 2002; provided, however, that assets may be listed at market value on the condition that deferred income taxes on any unrealized gain are shown as a liability. The calculation of the Borrower's assets shall exclude goodwill and other intangibles.

          10.2 Nevada Law. This Agreement is governed by Nevada law.

          10.3 Successors and Assigns. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees.

          10.4 ARBITRATION AND WAIVER OF JURY TRIAL.

            (A) THIS PARAGRAPH CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE BORROWER AND THE BANK, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (I) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (II) ANY DOCUMENT RELATED TO THIS AGREEMENT (COLLECTIVELY A "CLAIM").

            (B) AT THE REQUEST OF THE BORROWER OR THE BANK, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U. S. CODE) (THE "ACT"). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE.

            (C) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE RULES AND PROCEDURES FOR THE ARBITRATION OF FINANCIAL SERVICES DISPUTES OF JAMS/ENDISPUTE, LLC, A DELAWARE LIMITED LIABILITY COMPANY OR ANY SUCCESSOR THEREOF ("JAMS"), AND THE TERMS OF THIS PARAGRAPH. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS PARAGRAPH SHALL CONTROL.

            (D) THE ARBITRATION SHALL BE ADMINISTERED BY JAMS AND CONDUCTED IN ANY U. S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THIS CREDIT IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN NEVADA. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED FIVE MILLION DOLLARS ($5,000,000), UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND ENFORCED.

            (E) THE ARBITRATOR(S) WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY CLAIM IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON JAMS UNDER APPLICABLE JAMS RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.

            (F) THIS PARAGRAPH DOES NOT LIMIT THE RIGHT OF THE BORROWER OR THE BANK TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (II) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

            (G) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF THE BORROWER OR THE BANK, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.

            (H) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

          10.5 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

          10.6 Administration Costs. The Borrower shall pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement.

          10.7 Attorneys' Fees. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel.

          10.8 Multiple Borrowers. If two or more borrowers sign this Agreement, each will be jointly and severally obligated to repay the Bank in full.

          10.9 One Agreement. This Agreement and any related security or other agreements required by this Agreement, collectively:

            (a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit;

            (b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

            (c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

        In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

          10.10 Indemnification. The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by the Bank to the Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to attorneys' fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower's obligations to the Bank. All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately without demand.

          10.11 Notices. Unless otherwise provided in this Agreement or in another agreement between the Bank and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as the Bank and the Borrower may specify from time to time in writing. Notices and other communications sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.

          10.12 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

          10.13 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

        This Agreement is executed as of the date stated at the top of the first page.

Bank of America, N.A.

By	/s/ WAYNE A. WARREN	/s/ STEPHEN A. WYNN Stephen A. Wynn
Typed Name	Wayne A. Warren
Title	Vice President

Address where notices to the Bank are to be sent:		Address where notices to the Borrower are to be sent:

Private Bank NV1-119-03-01 300 South Fourth Street Suite 300 Las Vegas, Nevada 89101-6014 Attn: Wayne Warren Facsimile: (702) 654-3089		[*MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT]
with a copy to:

Facsimile:

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LOAN AGREEMENT